AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

            This AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of December 28, 1999, by and among Micromuse Inc., a Delaware corporation ("Acquiror"), CAN Acquisition Corp., a Delaware corporation ("Merger Sub"), Calvin Alexander Networking, Inc., a Delaware corporation ("Target"), and each of the undersigned stockholders of Target (each a "Target Stockholder" or "Founder") and, collectively, the "Target Stockholders" or "Founders"). Capitalized terms not defined herein shall have the meaning set forth in the Agreement and Plan of Reorganization (as defined below).

                                    RECITALS

            WHEREAS, the parties have previously entered into an Agreement and Plan of Reorganization dated as of November 2, 1999 (the "Agreement and Plan of Reorganization");

            WHEREAS, the parties intended that pursuant to the Agreement and Plan of Reorganization Merger Sub be merged with and into Target, with Target continuing as the Surviving Corporation;

            WHEREAS, Section 1.6(e) of the Agreement and Plan of Reorganization erroneously stated that "At the Effective Time, each share of Common Stock, no par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall continue to evidence ownership of one share of capital stock of the Surviving Corporation;" and

            WHEREAS, the parties intend pursuant to this Amendment to correct
Section 1.6(e) of the Agreement and Plan of Reorganization.

            NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

            1.1 Amendment to Section 1.6(e). Section 1.6(e) of the Agreement and Plan of Reorganization is hereby amended and restated to read in its entirety as follows:

            "At the Effective Time, each share of Common Stock, $.001 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            1.2 Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, and the Target Stockholders have executed this Amendment, all as of the date first written above.


                                       "TARGET":


                                       By: /s/ Michael Wood
                                          --------------------------------------

                                       "ACQUIROR":


                                       By: /s/ James De Golia
                                          --------------------------------------


                                       "MERGER SUB":


                                       By: /s/ James De Golia
                                          --------------------------------------


                                       "TARGET STOCKHOLDERS":


                                       /s/ Adam Forbes
                                       -----------------------------------------
                                       Adam Forbes


                                       /s/ Michael Wood
                                       -----------------------------------------
                                       Michael Wood


      SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION